SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

Grant of Equity Awards

Effective March 8, 2013, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Waste Management, Inc. (the “Company”) granted equity awards under the Company’s 2009 Stock Incentive Plan (the “Plan”) to each of the Company’s currently-serving named executive officers and the Company’s currently-serving principal financial officer (collectively, the “Executives”).

Each of the Executives, which includes David P. Steiner, President and Chief Executive Officer; James E. Trevathan, Jr., Executive Vice President and Chief Operating Officer; James C. Fish, Jr., Executive Vice President and Chief Financial Officer; and Jeff M. Harris, Senior Vice President — Field Operations, received performance share units and stock options. The target number of performance share units granted to each of the Executives is as follows: Mr. Steiner — 131,333; Mr. Trevathan — 27,361; Mr. Fish — 25,544 and Mr. Harris — 23,355. The material terms of the performance share units are described below:

PSUs
Performance Calculation Date (“PCD”)	As of December 31, 2015; award (if any) paid out after completion of the audit of the Company’s 2015 year-end financial statements and certification by the Committee of actual level of achievement (“payment date”).

Performance Measure	50% of the PSUs will have a return on invested capital performance measure, and 50% of the PSUs will have a total shareholder return performance measure.

Range of Possible Awards	0 — 200% of targeted amount, based on actual results achieved.

Death or Disability before PCD	Payable on payment date as if participant had remained an active employee through PCD.

Voluntary Termination before PCD	Immediate forfeiture.

Involuntary Termination other than for Cause or Qualifying Retirement before PCD	Payable on payment date based on actual results, prorated based on portion of performance period completed prior to termination of employment.

Change in Control before PCD	Performance measured prior to the change in control and paid on prorated basis on actual results achieved up to such date. Thereafter, participant also generally receives a replacement award of restricted stock units in the successor entity generally equal to the number of PSUs that would have been earned had no change in control occurred and target performance levels had been met from the time of the change of control through December 31, 2015, adjusted for any conversion factors in the change in control transaction. The new restricted stock units in the successor entity would vest on December 31, 2015.

The Committee also granted stock options to the Executives to purchase the following number of shares of the Company’s common stock: Mr. Steiner — 282,775; Mr. Trevathan — 58,911; Mr. Fish — 55,000; and Mr. Harris — 50,287. The material terms of the stock options are described below:

Stock Options
Vesting Schedule	25% on first anniversary; 25% on second anniversary; and 50% on third anniversary.

Term	10 years from date of grant.

Exercise Price	Fair Market Value on date of grant—$36.885.

Termination of Employment

Death or Disability	All options immediately vest and remain exercisable for one year; but in no event later than the original term.

Qualifying Retirement	Continued vesting and exercisability for three years; but in no event later than the original term.

Involuntary Termination other than for Cause or Voluntary Resignation	All options that are then vested are exercisable for 90 days; but in no event later than the original term.

Involuntary Termination for Cause	All options are forfeited, whether or not then exercisable.

Involuntary Termination or Resignation for Good Reason following a Change in Control	All options immediately vest and remain exercisable for three years; but in no event later than the original term.

The forms of award agreements for the performance share units and the stock options are filed as exhibits to this Form 8-K, and the descriptions of the material terms of the awards are qualified in their entirety by reference to the award agreements.

Separation Payment to Mr. Preston

The Company previously filed a Form 8-K on July 5, 2012 to disclose, among other things, (1) that Mr. Steven C. Preston gave notice of his decision to resign from his position as Executive Vice President – Finance, Recycling and Energy Services and (2) the then-existing financial arrangements with respect to Mr. Preston’s departure from the Company.

On March 7, 2013, the Company determined that Mr. Preston should receive a separation payment in the gross amount of $194,735, payable in March 2013. The Company determined to make this separation payment in light of the fact that other employees who gave notice of their resignation shortly after Mr. Preston pursuant to the terms of the Company’s voluntary early retirement program (the “VERP”) received a partial bonus for 2012, and Mr. Preston did not receive a partial bonus for 2012. The separation payment will be equal to 50% of Mr. Preston’s target annual cash bonus, prorated for 2012 to his date of departure, and was calculated in the same way that 2012 bonus amounts were calculated for participants in the VERP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of 2013 PSU Award Agreement with ROIC Performance Measure

10.2	Form of 2013 PSU Award Agreement with TSR Performance Measure

10.3	Form of 2013 Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: March 13, 2013	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.l	Form of 2013 PSU Award Agreement with ROIC Performance Measure

10.2	Form of 2013 PSU Award Agreement with TSR Performance Measure

10.3	Form of 2013 Stock Option Award Agreement